EXHIBIT 10.1
                   Form of Management Agreement

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                       MANAGEMENT AGREEMENT

        THIS MANAGEMENT AGREEMENT, dated as _____, 1997, is entered by and among AEROCENTURY FUND IV, INC., a California corporation (the "Company"), and JETFLEET MANAGEMENT CORP., a
California corporation (the "Management Company").

                            WITNESSETH

        WHEREAS,  the Company  will be engaged in the business of
acquiring  income  producing  assets,   consisting  primarily  of
aircraft equipment on lease to third party users;

        WHEREAS,  the  Company  desires  to hire  the  Management
Company to perform management services for the Company.

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.

                            ARTICLE 1
               DELEGATION TO THE MANAGEMENT COMPANY

        1.1 Powers, Rights and Obligations of the Management Company. The Management Company shall conduct all aspects of the business affairs of the Company including, without limitation, management of; (i) organization of the Company, and public offering the ("Offering") of its 10% Secured Promissory Notes as described in that certain Prospectus (the "Prospectus") and registration of such offering under applicable federal and state securities laws; (ii) the identification and selection of income producing assets ("Assets") for acquisition by the Company with the proceeds of the Offering; (iii) administration of the leases for such Assets; (iv) management of remarketing and resale of the Assets; (v) payment of the holder's Secured Bonds of the Company; and (vi) general administrative and day-to-day operations of the Company. The Management shall devote such time as may be necessary for the proper performance of its duties and shall use its best efforts to carry out the purposes of the Company and shall manage the affairs of the Company to the best of its abilities. The Company agrees and acknowledges that the Management Company may, in the future, act as management company for other investment entities sponsored by the Management Company, which entities may engage in the same line of business as the Company.

         1.2 Identification. The Company shall indemnify and hold the Management Company, its directions, officers, shareholders, employees and agents harmless from and against any and all liability, demands, claims, actions, losses, interest, cost of defense, and expenses (including reasonable attorney's fees) which arise out of or in connection with the acceptance or appointment as management company and the performance of its duties hereunder except such acts or omissions as may result from the willful misconduct or gross negligence of the Management Company. Promptly after receipt by the Management Company of notice of any demand or claim or the commencement of any action, suit or proceeding relating to this Management Agreement, the Management Company shall notify the Company in writing. IT IS EXPRESSLY THE INTENT OF THE COMPANY TO INDEMNIFY THE MANAGEMENT COMPANY, AND ITS DIRECTORS, OFFICERS, SHAREHOLDERS AND EMPLOYEES AND AGENTS FROM ERRORS IN JUDGEMENT OR OTHER ACTS OR OMISSIONS NOT AMOUNTING TO WILFUL MISCONDUCT OR GROSS NEGLIGENCE.


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                            ARTICLE 2
     REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT COMPANY

        2.1 The Management Company hereby makes the following representations andwarranties on which the company has relied in making the delegation set forth in Section 1.1:

               (a) Organization. The Management Company is a California corporation duly organized, validly existing and in a good standing under the laws of the States of California and is duly qualified as a foreign corporation in each jurisdiction in which the nature of its business makes such qualification necessary.

               (b) Authorization. The Management Company has all requisite power andauthority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Management Company.

               (c) Binding Obligation. The Agreement constitutes a legal, valid and binding obligation of the Management Company, enforceable against the Management Company in accordance with its terms.

               (d) No Violations. The execution, delivery and performance by the Management Company of this Agreement does not
(i) violate any provision of the corporate charter or by-laws of the Management Company, (ii) violate any statue or regulation or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Management Company or any of its assets, or (iii) violate or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on the assets of the Management Company pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Management Company is a party.

                            ARTICLE 3
     AGENTS; CHANGES IN THE MANAGEMENT COMPANY; COMPENSATION

        3.1    Agents.

               (a) The Management Company amy delegate any or all of the powers, rights and obligations under this Agreement and may appoint, employ, contract or otherwise deal with any person or entity (each, an "Agent") in respect of the conduct of the business and affairs of the Company. Without limitation, the Management Company may assign to any such Agent the right to receive any fee or reimbursement of expenses as the Management Company would be entitled to receive under this Agreement.

               (b) The Management Company shall supervise the activities of its Agents, and notwithstanding the designation of or delegation to any Agent, the Management Company shall remain obligated to the Company for the proper performance of the obligations of its obligations as Management Company; provided, however, that the Management Company may enter into any agreement for indemnification pursuant to which an Agent may indemnify and hold harmless the Management Company from any liability to the Company arising by reason of the act or omission of such Agent.

        3.2 Removal or Withdrawal of the Management Company. The Management Company shall serve at the pleasure of the Company's Board of Directors and, by resolution of the Board of Directors, may be removed, and this Agreement terminated, upon 90 days prior notice, at any time. The Management Company may withdraw as management company upon 90 days prior notice, at any time, upon which withdrawal this Agreement shall terminate; provided, however that


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such withdrawal and  termination  shall not take effect until the
Company has selected a substitute management company to take over the responsibilities of the Management Company.

        3.3 Effect of Removal. In the event of the Bankruptcy, dissolution, withdrawal or removal of a Management Company, such Management Company shall cease to participate in the conduct of the business affairs of the Company. If the termination of the Management Company takes effect on a day other than the end of a calendar quarter, quarterly management fees shall be prorated based on the number of days that the Management Company served as management company during such calendar until termination.

        3.4 Successor by Merger or Acquisition of Business. Any entity resulting from any merger or consolidation to which the Management Company shall be a party or succeeding to the business of the Management Company will be the successor to the Management Company hereunder without the execution or filing of any paper or any further act on the part of any the parties hereto. The Management Company shall provide prompt written notice of any such event to the Company.

        3.5 Compensation. As full and exclusive compensation for all duties assumed and services provided hereunder, the Management Company shall entitled to receive (subject to Section
3.1 hereof) a management fee payable quarterly on the last day of each calendar quarter to 0.5% of the Aggregate Gross Offering Proceeds (as defined in the Prospectus for the Offering) received by the Company since inception up through the last day of such calendar quarter. In addition, the Management Company shall receive reimbursement of expenses incurred by JMC in connection with the administration and management of the Company.

                            ARTICLE 4
                     MISCELLANEOUS PROVISIONS

         4.1 Applicable Law. This Agreement shall by governed by and construed and enforced in accordance with the internal laws of the State of California without regard to principles of conflicts of law.
        4.2 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

        4.3 Separability of Provisions. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such provision shall be automatically reformed and construed so as to be valid and enforceable to the maximum extent permitted by law while most nearly preserving its original intent. The invalidity of all or any part of this Agreement shall not render invalid the remainder of this Agreement.

        4.4 Captions. Article and Section titles and any table of contents are for convenience of reference only and shall not control or alter the meaning of this Agreement as set forth in this text.

         4.5 No Benefit to Third Parties.  The provisions of this
Agreement   shall  not  be  construed   for  the  benefit  of  or
enforceable by a Person not a party hereto.

        4.6 Successors and Assigns. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the respective parties hereto.

         4.7 Amendments. This Agreement may only be amended in writing executed by the


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parties hereto.

        4.8 Conflicts.  In the event a conflict  exists or arises
between  this  Agreement  and  the  Prospectus,   the  terms  and
provisions of the Prospectus shall control.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                           THE COMPANY:

                           AEROCENTURY FUND IV, INC.
                           a California corporation



                           By:_____________________________
                                Neal D. Crispin, President


                           MANAGEMENT COMPANY:

                           JETFLEET MANAGEMENT CORP.,
                           a California corporation



                           By:_____________________________
                                Name:
                                Title: